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                                                                    EXHIBIT 99.2


PRESS RELEASE

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SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE
TUESDAY, JULY 3, 2001

CONTACT:  MARGARET K. DORMAN
          CHIEF FINANCIAL OFFICER
          (281) 443-3370


               SMITH INTERNATIONAL, INC. ANNOUNCES SECOND QUARTER
                EARNINGS RELEASE AND CONFERENCE CALL INFORMATION

     HOUSTON, Texas (July 3, 2001)...Smith International, Inc. (NYSE: SII) announced that it plans to release quarterly financial results for the period ended June 30, 2001 on Wednesday, July 18, 2001, before the market opens. The earnings release will be followed by a conference call at 10:00 a.m. Central Time, which is open to the public. The conference call will include a discussion of the quarterly results and a brief question and answer session.

     Participants may join the conference call by dialing (877) 716-4284. Participants should request the Smith International call hosted by Doug Rock and provide the passcode "earnings". A replay of the conference call will also be available through Tuesday, July 24, 2001 by dialing (402) 998-1190 and entering the passcode "4281".

     A live broadcast of the conference call will be available on the Internet with an archived version accessible after the call. Further information on the broadcast can be found on Smith's website at http://www.smith.com/conferencecall.

     Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I, Smith Bits, Smith Services and Wilson.